Exhibit 4.2

EXECUTION VERSION

FRANKLIN FINANCIAL NETWORK, INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 31, 2016

to

INDENTURE

Dated as of March 31, 2016

Fixed-to-Floating Rate Subordinated Notes due 2026

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 31, 2016, between Franklin Financial Network, Inc., a Tennessee corporation (the “Company”), and U.S. Bank National Association, as Trustee (the “Trustee”), under the Base Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of March 31, 2016 (the “Base Indenture,” and as hereby supplemented and amended, the “Indenture”), providing for the establishment from time to time of series of the Company’s unsecured debt securities, which may be notes, debentures or other evidences of indebtedness (hereinafter called the “Securities”) and the issuance from time to time of Securities under the Indenture;

WHEREAS, Section 9.01(d) of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish a series of Securities thereunder and the form and terms of Securities of such series of Securities as permitted by Section 2.01 and Section 3.01 of the Base Indenture;

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company desires to establish a new series of Securities under the Indenture to be known as its “Fixed-to Floating Rate Subordinated Notes due 2026” (the “2026 Series”) and to establish and set the form and terms of the notes of the 2026 Series (the “Notes”), as provided in this First Supplemental Indenture and to provide for the initial issuance of Notes of the 2026 Series in the aggregate principal amount of $40,000,000; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable agreement in accordance with its terms, and to make Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been satisfied; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02 Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, provided that if the definition of a capitalized term defined in this First Supplemental Indenture conflicts with the definition of that capitalized term in the Base Indenture, the definition of that capitalized term in this First Supplemental Indenture shall control for purposes of this First Supplemental Indenture and the Notes;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this First Supplemental Indenture to Sections refer to the corresponding Sections of this First Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this First Supplemental Indenture; and

(f) for purposes of this First Supplemental Indenture and the Notes, the following terms have the meanings given to them in this Section 1.02(f):

“Business Day” means, for interest payable on or prior to the First Reset Date or for any principal repayable on the Maturity Date, any day other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, and for interest payable after the First Reset Date, any day that would be considered a business day with respect to interest payable on or prior to the First Reset Date that is also a London Banking Day.

“Calculation Agent” means U.S. Bank National Association, or any other successor appointed by the Company, acting as calculation agent.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“DTC” shall have the meaning set forth in Section 2.03 hereof.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over financial holding companies.

“First Reset Date” shall have the meaning set forth in Section 2.05(a) hereof.

“Fixed Rate Interest Payment Date” shall have the meaning set forth in Section 2.05(a) hereof.

“Floating Rate Interest Payment Date” shall have the meaning set forth in Section 2.05(a) hereof.

“Global Note” shall be a Global Security representing Notes and have the meaning set forth in Section 2.04 hereof.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(a) hereof.

“Interest Period” shall have the meaning set forth in Section 2.05(b) hereof.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Maturity Date” means, with respect to the principal repayable on such date, the Stated Maturity Date or date of earlier redemption, if applicable.

“Place of Payment” shall mean an office or agency of the Company maintained for such purpose in Nashville, Tennessee, which shall initially be the Corporate Trust Office of the Trustee located at 333 Commerce Street, Suite 800, Nashville Tennessee 37201, Attn: Global Corporate Trust Services.

“Regular Record Date” means the March 15 or September 15, whether or not a Business Day, that is immediately preceding the applicable Fixed Rate Interest Payment Date or the 15th day immediately preceding the applicable Floating Rate Interest Payment Date, as the case may be.

“Regulatory Capital Treatment Event” means the Company’s good faith determination that as a result of:

(a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve Board and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes;

(b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Notes; or

(c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of the Notes, in each case, there is more than an insubstantial risk that the Company will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve Board (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Note is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable Interest Period commencing on the First Reset Date.

“Stated Maturity Date” shall have the meaning set forth in Section 2.02 hereof.

“Three-Month LIBOR” means, for any Interest Period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such Interest Period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount that, in the judgment of the Calculation Agent, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “Representative Amount”). If at least two such quotations are so provided, Three-Month LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in The City of New York to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, Three-Month LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then Three-Month LIBOR for the Interest Period related to such Reset Rate Determination Date will be set to equal the Three-Month LIBOR for the immediately preceding Interest Period or, in the case of the Interest Period commencing on the First Reset Date, 0.63085%. All percentages used in or resulting from any calculation of Three-Month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

The terms “Company,” “Trustee,” “Indenture,” “Base Indenture,” “Notes,” “Securities,” “First Supplemental Indenture” and “2026 Series” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

ESTABLISHMENT OF THE 2026 SERIES

AND TERMS OF THE NOTES

Section 2.01 Establishment of the Series of the Notes and Designation. There is hereby authorized and established a series of Securities designated as the “Fixed-to-Floating Rate Subordinated Notes due 2026,” which are referred to herein as the Notes. The Notes that are a part of such series of Securities shall be in the form and have the terms set forth in the Base Indenture, this First Supplemental Indenture and the Notes in the form attached hereto as Exhibit A.

Section 2.02 Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is March 30, 2026 (the “Stated Maturity Date”), unless such Notes shall have been redeemed in full prior to such date pursuant to Article 3 hereof.

Section 2.03 Form, Payment and Appointment. Except as provided in Section 3.05 of the Base Indenture, the Notes will be issued in book-entry only form and will be represented by one or more Global Notes registered in the name of or held by The Depository Trust Company (and any successor thereto) (“DTC”) or its nominee. Principal and, in the case of redemption, interest, if any, due on the Stated Maturity Date or any earlier date of redemption of a Note shall be payable against presentation and surrender of such Note at the Place of Payment. Interest payable on an Interest Payment Date will be made by wire transfer in immediately available funds or, at the option of the Company in the event that the Notes are not represented by one or more Global Notes, by check mailed to the Person entitled thereto at such address as shall appear in the Security Register.

The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A.

The Security Registrar, Paying Agent and Calculation Agent for the Notes shall initially be the Trustee.

The Notes will be issuable and may be transferred only in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000. The amounts payable with respect to the Notes shall be payable in U.S. Dollars.

Section 2.04 Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes in book-entry form (each such global note, a “Global Note”) registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary as provided in the Indenture.

Section 2.05 Interest.

(a) The Notes will bear interest (i) at an initial rate of 6.875% per annum, payable semi-annually in arrears on March 30 and September 30 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on September 30, 2016, from and including the date of issuance to but excluding March 30, 2021 (the “First Reset Date”) and (ii) thereafter at an annual floating rate equal to Three-Month LIBOR as determined for the applicable Interest Period, plus a spread of 5.636%, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on June 30, 2021. The determination of Three-Month LIBOR for each relevant Interest Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the First Reset Date will be maintained on file at the Calculation Agent’s principal offices.

(b) Interest on the Notes will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issuance of the Notes, if no interest has previously been paid or duly provided for with respect to any of the Notes) to but excluding the applicable Interest Payment Date or the Maturity Date (each, an “Interest Period”).

(c) Interest on the Notes on any Interest Payment Date shall be payable to the Persons in whose names the relevant Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, except as provided in Section 3.07(a) of the Base Indenture. For the purpose of determining the Persons in whose names the relevant Notes are registered at the close of business on a Regular Record Date that is not a Business Day, the close of business shall mean 5:00 p.m., New York City time, on that day.

(d) Any interest payable on the Notes on or prior to the First Reset Date will be computed on the basis of a 360-day year consisting of twelve 30-day months and any interest payable on the Notes after the First Reset Date will be computed on the basis of the actual number of days in the Interest Period in respect of which interest is payable divided by 360. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(e) In the event that a Fixed Rate Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, then the amounts payable on such date will be paid on the next succeeding Business Day without the accumulation of additional interest. In the event that a Floating Rate Interest Payment Date falls on a day that is not a Business Day, then such Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day.

Section 2.06 Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Notes and the payment of the principal of, and interest, on each and all of the Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness to the extent and in the manner described in Article XV of the Base Indenture.

Section 2.07 No Sinking Fund. The Notes are not entitled to the benefit of, or subject to, any sinking fund.

Section 2.08 No Conversion or Exchange Rights. The Notes shall not be convertible into, or exchangeable for, any equity securities, other securities or other assets of the Company or any Subsidiary.

Section 2.09 No Defeasance or Covenant Defeasance. Article XIII of the Base Indenture shall not be applicable to the Notes.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01 Redemption. The Company may, at its option, redeem the Notes (a) in whole or in part on or after March 30, 2021 or (b) in whole, but not in part, at any time within 90 days following the occurrence of a Regulatory Capital Treatment Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Company; provided, however, that the interest due on an Interest Payment Date falling on or prior to the scheduled Redemption Date will be payable to the Holders thereof on the Regular Record Date for such Interest Payment Date. Any early redemption of the Notes by the Company will be subject to the receipt of the prior approval of the Federal Reserve Board, to the extent then required under applicable laws or regulations, including capital regulations. The provisions of Article XI of the Base Indenture shall apply to any redemption of the Notes pursuant to this Article 3.

ARTICLE 4

FORM OF NOTES

Section 4.01 Form of Notes. The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve in accordance with the terms hereof and of the Base Indenture, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

ISSUE OF NOTES

Section 5.01 Original Issue of Notes. Notes having an aggregate principal amount of $40,000,000 may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order pursuant to Section 3.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

Section 5.02 Additional Issues of Notes. The Company may from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Subordinated Securities, which Subordinated Securities will rank pari passu with the Notes and be identical in all respects as the Notes except for their issuance date, the issue price and the first Interest Payment Date, provided that such additional Subordinated Securities either shall be fungible with the Notes for federal income tax purposes or shall be issued under a separate CUSIP number. Such additional Subordinated Securities will be consolidated and form a single series with the Notes under the Indenture.

ARTICLE 6

IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND

DIRECTORS

Section 6.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor Person to the Company, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the Notes.

ARTICLE 7

MISCELLANEOUS

Section 7.01 Ratification of Base Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02 Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 7.03 New York Law To Govern. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.04 Separability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal or unenforceable provision.

Section 7.05 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

Section 7.06 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this First Supplemental Indenture and their successors under this First Supplemental Indenture and the Persons in whose names the Notes are registered on the Security Register from time to time, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 7.07 Conflict with Base Indenture. If any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this First Supplemental Indenture shall control.

Section 7.08 Provisions of Trust Indenture Act Controlling. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this First Supplemental Indenture, the provision of the Trust Indenture Act shall control.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sally P. Kimble
Name: Sally P. Kimble
Title: EVP/CFO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Franklin Financial – Signature Page to First Supplemental Indenture]

EXHIBIT A

[NOTE: The following legend is to be placed at the beginning of any Global Note representing the Notes.]

GLOBAL NOTE

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFEROR, HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY AS EVIDENCED HEREBY (1) ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR ANY OF THE COMPANY’S SUBSIDIARIES AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE REFERRED TO IN THIS SECURITY).

FRANKLIN FINANCIAL NETWORK, INC.

FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2026

No. R-1	CUSIP: 35352P AA2

$40,000,000	ISIN: US35352PAA21

Franklin Financial Network, Inc., a Tennessee corporation (hereinafter called the “Company”, which term includes any permitted successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FORTY MILLION DOLLARS ($40,000,000.00) (or such other amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto) on March 30, 2026 (such date is hereinafter referred to as the “Stated Maturity Date”), unless redeemed prior to such date as permitted below, and to pay interest on the outstanding principal amount of this Note from and including the date of issuance or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, at the rate of 6.875% per annum, payable semi-annually in arrears on March 30 and September 30 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on September 30, 2016, from and including the date of issuance to but excluding March 30, 2021 (the “First Reset Date”), and thereafter at an annual floating rate equal to Three-Month LIBOR (as defined in the First Supplemental Indenture hereinafter referred to) as determined for the applicable Interest Period (as defined in the First Supplemental Indenture hereinafter referred to), plus a spread of 5.636%, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on June 30, 2021, with such interest, in the case of any interest payable on this Note on or prior to the First Reset Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, or, in the case of any interest payable on this Note after the First Reset Date, calculated on the basis of the actual number of days in the Interest Period in respect of which interest is payable divided by 360, until the principal of the Notes has been paid in full or a sum sufficient to pay the principal of the Notes in full has been made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in, and subject to exceptions specified in, the Indenture, be paid to the Person in whose name this Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such Interest Payment Date.

Principal and, in the case of redemption, interest, if any, due on the Stated Maturity Date or any earlier date of redemption of a Note shall be payable against presentation and surrender of this Note at the office or agency of the Company maintained for such purpose in Nashville, Tennessee, which shall initially be the Corporate Trust Office of U.S. Bank National Association, as Trustee, located at 333 Commerce Street, Suite 800, Nashville, Tennessee 37201, Attn: Global Corporate Trust Services (the “Place of Payment”). Interest payable on an Interest Payment Date will be made by wire transfer in immediately available funds or, at the option of the Company in the event that the Notes are not represented by one or more Global Notes, by check mailed to the Person entitled thereto at such address as shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 31, 2016

Attested:		FRANKLIN FINANCIAL NETWORK, INC.

By:		By:
	Name:		Name:
	Title:		Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: March 31, 2016

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

FRANKLIN FINANCIAL NETWORK, INC.

FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2026

This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “Fixed-to-Floating Rate Subordinated Notes due 2026” (herein called the “Notes”) initially issued in an aggregate principal amount of $40,000,000 on March 31, 2016. Such series of Securities has been established pursuant to the Indenture, dated as of March 31, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of March 31, 2016 (the “First Supplemental Indenture”, and the Base Indenture as supplemented and amended by the First Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms of this Note shall govern to the extent such terms of this Note are not inconsistent with the terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the First Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the First Supplemental Indenture. If any capitalized term used and defined in this Note is also defined in the Base Indenture or the First Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control.

The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is subordinated in right of payment to all existing and future obligations of the Company constituting Senior Indebtedness (as defined in the Base Indenture), on the terms and subject to the terms and conditions as provided and set forth in Article XV of the Base Indenture and shall rank at least equally in right of payment with all other unsecured subordinated indebtedness of the Company, including Subordinated Securities issued under the Indenture by the Company in the future. Each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article V of the Base Indenture. Accordingly, the Holder of this

Note has no right to accelerate the maturity of this Note in the event the Company fails to pay the principal of, or interest on, any of the Notes or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes other than in the case of an Event of Default.

The Company may, at its option, redeem the Notes: (a) in whole or in part on or after March 30, 2021 or (b) in whole, but not in part, at any time within 90 days following the occurrence of a Regulatory Capital Treatment Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Company; provided, however, that the interest due on an Interest Payment Date falling on or prior to the scheduled Redemption Date will be payable to the Holders thereof on the Regular Record Date for such Interest Payment Date. Any early redemption of the Notes by the Company will be subject to the receipt of the prior approval of the Federal Reserve Board, to the extent then required under applicable laws or regulations, including capital regulations.

The Notes of this series are not entitled to the benefit of, or subject to, any sinking fund.

The Base Indenture provisions relating to defeasance and covenant defeasance in Article XIII of the Base Indenture shall not be applicable to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, and interest on, this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series shall not be convertible into, or exchangeable for, any equity securities, other securities or other assets of the Company or any Subsidiary.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

U.S. Bank National Association will act as the Company’s principal Paying Agent with respect to the Notes through its offices presently located at 333 Commerce Street, Suite 800, Nashville, Tennessee 37201. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[end reverse side of note]

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of Independent Bank Group, Inc. The agent may substitute another to act for it.

Your Signature:

                           (Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee: *

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $40,000,000. The following increases or decreases in the principal amount of this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in the Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Signatory of Trustee